SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

April 26, 2004
Date of Report (Date of earliest event reported)

Spescom Software Inc.

(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

0-15935	95-3634089
(Commission File Number)	(IRS Employer Identification No.)

10052 Mesa Ridge Court, Suite 100, San Diego, CA	92121
(address of principal executive offices)	(Zip Code)

(858) 625-3000
(Registrant’s telephone number, including area code)

Item 12. Results of Operation and Financial Condition

On April 26, 2004, Spescom Software Inc. (“the Company”) announced preliminary results for its second fiscal quarter ended March 31, 2004.  Revenues were approximately $1.6 million for the second quarter, with an estimated loss of approximately $573,000, or $0.02 per share.  For the first six months of its fiscal year, the Company reported revenues of $3.7 million, with an estimated net loss of $562,000, or $0.02 per share.  The Company plans to release final results on or before May 14, 2004.

On April 26, 2004, the Company issued a press release regarding this announcement. The full text of the Company’s press release is attached hereto as Exhibit 99.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spescom Software Inc.

Date: April 27, 2004	By:	/s/ John W. Low
John W. Low
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated April 26, 2004